December 18, 1998



     Dear Fellow Stockholder:

     On behalf of the Board of Directors and
     management of Perry County Financial Corporation
     (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 9:30 a.m., Perryville, Missouri time, on January 20,
     1999 at the Walnut Room, American Legion Hall, located at 98 Grand Avenue, Perryville,
     Missouri.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. This year you are asked to vote on the election of two directors and the ratification of the appointment of Michael Trokey & Company, P.C. as the Company's auditors. The Board has carefully considered each of these proposals and believes that their approval will enhance the ability of the Company to recruit and retain quality management.
     Accordingly, your Board of Directors unanimously recommends that you vote for each of the proposals.

     We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy
     Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

     Your Board of Directors and management are committed to the continued success of Perry
     County Financial Corporation and the enhancement of your investment. As President and Chief
     Executive Officer, I want to express my
     appreciation for your confidence and support.

                              Sincerely yours,



                              Leo J. Rozier
                              President and Chief
                              Executive Officer




               PERRY COUNTY FINANCIAL CORPORATION
                     14 North Jackson Street
                    Perryville, Missouri  63775
                         (573) 547-4581

          NOTICE OF ANNUALMEETING OF STOCKHOLDERS
              To be Held on January 20, 1999


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Perry County
     Financial Corporation (the "Company") will be held at the Walnut Room, American Legion Hall located at 98 Grand Avenue, Perryville,
     Missouri, at 9:30 a.m., Perryville, Missouri time, on January 20, 1999.

     A Proxy Card and a Proxy Statement for the
     Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.     The election of two directors of the
       Company; and

     2.     The ratification of the appointment of
       Michael Trokey & Company, P.C. as auditors for the Company for the fiscal year ended
       September 30, 1999;

       and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 11, 1998, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                              By Order of the Board
                              of Directors



                              Leo J. Rozier
                              President and Chief
                              Executive Officer


Perryville, Missouri
December 18, 1998





    IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE
                THE COMPANY THE EXPENSE OF FURTHER
                REQUESTS FOR PROXIES TO ENSURE A QUORUM
                AT THE MEETING.

    A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
    NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.




                   PROXY STATEMENT

         PERRY COUNTY FINANCIAL CORPORATION
               14 North Jackson Street
             Perryville, Missouri  63775
                   (573) 547-4581

            ANNUAL MEETING OF STOCKHOLDERS
                  January 20, 1999


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Perry County Financial Corporation
     (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company
     (the "Meeting") which will be held at the Walnut
     Room, American Legion Hall located at 98 Grand
     Avenue, Perryville, Missouri, on January 20,
     1999 at 9:30 a.m., Perryville, Missouri time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy
     Statement are first being mailed to stockholders on or about December 18, 1998. Certain of the information provided herein relates to Perry
     County Savings Bank, FSB (the "Bank"), a wholly owned subsidiary of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors of the Company and a proposal to ratify the appointment of Michael
     Trokey & Company, P.C. as the Company's auditors for the fiscal year ending September 30, 1999.

Vote Required and Proxy Information

     All shares of Company common stock ("Common
     Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of the shares voting on the matter shall be the act of the shareholders.
     Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to the solicitation may
     be revoked at any time before it is voted.
     Proxies may be revoked by: (i) filing with the
     Secretary of the Company at or before the
     Meeting a written notice of revocation bearing a
     later date than the proxy; (ii) duly executing a
     subsequent proxy relating to the same shares and
     delivering it to the Secretary of the Company at
     or before the Meeting; or (iii) attending the
     Meeting and voting in person (although
     attendance at the Meeting will not in and of
     itself constitute revocation of a proxy).  Any
     written notice revoking a proxy should be
     delivered to James K. Young, Acting Secretary,
     Perry County Financial Corporation, 14 North
     Jackson Street, Perryville, Missouri  63775.

Voting Securities and Principal Holders Thereof

     Stockholders of record as of the close of business on December 1, 1998, will be entitled to one vote for each share then held. As of that date, the Company had 810,897 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common
     Stock, (ii) the Company's Chief Executive
     Officer, and (iii) all directors and executive officers as a group.

Beneficial Owner                                     Shares         Percentage
                                                     Beneficially   of
                                                     Owned          Class

Perry County Financial Corporation
Employee Stock Ownership Plan
14 North Jackson Street
Perryville, Missouri 63775(1)                          67,269         8.30%

Leo J. Rozier
President and Chief Executive Officer
14 North Jackson Street
Perryville, Missouri 63775(2)                          74,725         9.22

Jeffrey S. Halis
500 Park Avenue
Fifth Floor
New York, New York  10022(3)                           85,500        10.54

First State Bancshares, Inc.
201 East Columbia Street
Farmington, Missouri 63640(4)                          41,000         5.06

Directors and executive officers of the Company and
the Bank as a group (5 persons)(2)                    110,179        13.59



(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"),
     17,144 of which were allocated to accounts of participants. First Bankers Trust Co., N.A.,
     Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Pursuant to the terms of the ESOP, participants have the right to direct the voting of shares allocated to participant accounts.
(2) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individual or group members may be deemed to have sole voting and investment power.
(3)  The above information is as reported on Schedule
     13D dated February 22, 1995.
(4)  The above information is as reported on
     Amendment No. 1 to Schedule 13G dated February
     9, 1998, and does not include shares owned by affiliated parties.



     I.  ELECTION OF DIRECTORS

General

     The Company's Board of Directors is currently composed of five members, each of whom is also a director of the Bank. Directors are generally elected to serve for three-year terms or until their respective successors are elected and qualified. The directors are divided into three classes, and approximately one-third of the directors are elected annually.

     The table below sets forth certain information, as of September 30, 1998, regarding the composition of the Company's Board of Directors, including each director's term of office. The entire Board of Directors acts as the nominating committee and has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected.
     Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

                                                                              Shares of
                                                                              Common Stock   Percent
                         Position(s) Held             Director  Term to   Beneficially   of
Name             Age(1)  in the Company               Since(2)  Expire    Owned(3)       Class

NOMINEE

James K. Young    76   Director, Acting Secretary and
                       Acting Controller               1972     2002     7,094     .86%
Milton A. Vogel   73   Director                        1978     2002     8,594    1.05

DIRECTORS CONTINUING IN OFFICE

Thomas L. Hoeh    50   Director                        1995     2000    15,341    1.90
Leo J. Rozier     84   Chairman of the Board, President
                        and Chief Executive Officer    1947     2001    74,725    9.09
Stephen C. Rozier 47   Director, Assistant Vice
                        President and
                        Assistant Secretary            1996     2001     4,425     .53

         _______
(1)  At September 30, 1998.
(2)  Includes service as a director of the Bank.
(3) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power.


     The principal occupation of each director of the Company is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

     James K. Young.  Mr. Young has served as a
     Director of the Company since its formation and as a member of the Board of Directors of the Bank for 26 years. Mr. Young is retired and was a part owner/director of Young & Sons Funeral
     Home located in Perryville, Missouri. He served on the Board of Directors for the Conservation
     Federation of Missouri and also served as its President and Vice President.

     Milton A. Vogel.  Mr. Vogel is a retired
     Owner/Operator of the Lawrence & Moore
     Automobile Agency located in Perryville,
     Missouri. Mr. Vogel has served as a Director of the Company since its formation and of the Bank since 1978.

     Thomas L. Hoeh.  Mr. Hoeh has served as a
     Director of the Company since June 1995. He is a graduate of the University of Missouri Law
     School, having received a Juris Doctor Degree.
     Since 1987, Mr. Hoeh has practiced law in Perry
     County, Missouri, including serving as the County's Prosecuting Attorney.

     Leo J. Rozier. Mr.Rozier serves as Chairman of the Board, President and Chief Executive Officer for the Company, a position he has held since its formation. Mr. Rozier has been associated with the Bank as its attorney since 1946 and was elected to the Board of Directors in 1947. Mr.
     Rozier served 4 1/2 years in the Missouri House of Representatives and 8 years in the Missouri
     State Senate.  He is a graduate of the
     University of Missouri Law School, having received a Juris Doctor Degree. He served as President of the State Historical Society of
     Missouri and is now a permanent Trustee.  Mr.
     Rozier is a retired Colonel, having served in the Infantry during World War II and subsequent thereto in the Judge Advocate General Corps. He was a member of the Advisory Committee for the Redevelopment Plan for Downtown Perryville,
     Missouri 1990. Mr. Rozier is the father of Stephen C. Rozier, the Company's Director,
     Assistant Vice President and Assistant
     Secretary.

     Stephen C. Rozier.  Mr. Rozier has served as a
     Director of the Company since September 1996, filling the vacancy caused by the untimely death of Director Patricia E. Rozier. He is a 1974 graduate of Southeast Missouri University, having received a B.S. degree in Secondary
     Education. After teaching in the Hannibal and Ft. Zumwalt School District for six years, he joined the Bank in 1980 and now serves as Assistant Vice President and Assistant
     Secretary.


Meetings and Committees of the Board of Directors

     Meetings and Committees of the Company.
     Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met four times in fiscal 1998. During fiscal 1998, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.
     The Company's directors were not paid a fee for serving on the Company's Board during fiscal
     1998.

     The Board of Directors of the Company has standing Stock Compensation, Audit, Executive and Nominating Committees.

     The Stock Compensation Committee is responsible for administering the Stock Option Plan and MRP.
     The Committee is composed of Directors Vogel and Young. This Committee met once during fiscal
     1998.

     The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors.
     The review includes a detailed discussion with the auditors and a recommendation to the full
     Board concerning any action to be taken
     regarding the audit. The entire Board of Directors acts as the Audit Committee, which met once during fiscal 1998.

     The Executive Committee of the Board of
     Directors generally acts in lieu of the full
     Board of Directors between board meetings. The members of this Committee are Chairman Rozier and any two directors of the Company. This
     Committee met five times during the fiscal year ended September 30, 1998.

     The entire Board of Directors acts as a
     nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least
     30 days prior to the date of the annual meeting.

     Meetings and Committees of the Bank.  The Bank's
     Board of Directors meets monthly and may have additional special meetings as necessary. The
     Board of Directors met fifteen times during the year ended September30, 1998. During fiscal
     1998, no director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served. All directors are paid fees of $750 per month. Board members receive no additional fees for attendance of Committee meetings.

     The Bank's Board has standing Audit and
     Executive Committees.

     The Audit Committee is composed of the entire
     Board of Directors. The Audit Committee is responsible for reviewing the Bank's accountant's actions. This Committee met once during the year ended September30, 1998.

     The Executive Committee generally acts in lieu of the full Board of Directors between Board meetings. The members of this Committee are Chairman Rozier and any two directors of the Bank. This Committee met five times in fiscal
     1998.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. The
     Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

     The following table sets forth information regarding compensation paid by the Bank to its Chief Executive Officer for services rendered during the fiscal year ended September 30, 1998.
     No other executive officer made in excess of $100,000 (salary plus bonus) during the fiscal year ended September 30, 1998.



 SUMMARY COMPENSATION TABLE
                                                          Long-Term
                                                         Compensation
           Annual Compensation                              Awards
 Name and Principal Position  Year Salary Bonus  Restricted
                                                 Stock       Options/   All Other
                                                 Award(s)    SARs       Compensation
                                   ($)(1) ($)    ($)(2)      (#)        ($)

Leo J. Rozier,
President and Chief
Executive Officer            1998 $136,125 $5,113 $                      $3,587(3)
                             1997  130,404  4,959   ---      ---          2,851
                             1996  125,850  4,723  149,870   21,411       3,573



 (1) Includes $8,250 in board fees paid in fiscal
     1996, $8,625 in board fees paid in fiscal 1997 and $8,925 in board fees paid in fiscal 1998.
 (2) As of January 16, 1996, the value of the 8,564 shares of Common Stock awarded to Mr. L. Rozier under the Company's Management Recognition and Retention Plan ("MRP"), based upon the average of the closing bid and asked price of $17.50 per share of the Common Stock as reported on the Nasdaq SmallCap Market on such date. As of September 30, 1998, the 5,139 unvested restricted shares of Common Stock awarded Mr.
     Rozier under the MRP held an aggregate value of $100,853 based on the average of the bid and ask price as reported on the Nasdaq SmallCap Market on such date.
 (3) Includes $3,587 of life, health and accidental death premiums paid by the Bank on behalf of Mr.Rozier.


     The following table provides information as to the value of the options held by the Company's
     Chief Executive Officer on September 30, 1998, none of which have been exercised. No stock options or stock appreciation rights were granted during fiscal 1998.



 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                       OPTION VALUES

                                 Number of        Value of
                                 Unexercised      Unexercised
                                 Options at       In-the-Money
                                 FY-End (#)(1)    Options at FY-End ($)(2)
              Shares
              Acquired     Value
              on Exercise  Realised Exercisable Unexercisable Exercisable Unexercisable
Name          (#)          ($)      (#)         (#)           ($)         ($)
Leo J. Rozier  -           $---     8,564       12,847        $172,350    $258,546


   (1)  Represents an option to purchase Common
        Stock awarded to the Company's Chief
        Executive Officer. The option vests in five equal annual installments. The two installments vested on January 16, 1997 and 1998 with the remaining installments to vest equally on January 16, 1999, 2000 and 2001.

   (2)  Represents the aggregate market value
        (market price of the Common Stock less the exercise price) of the option granted based upon the average of the closing bid and the asked price of $20.125 per share of the Common Stock as reported on the Nasdaq Small
        Cap Market on December 1, 1998.


   Employment Agreement

        The Bank has entered into an employment
        agreement with Leo J. Rozier for a three year term. The employment agreement provides for an annual base salary as determined by the Board of Directors, but not less than Mr.Rozier's then current salary. Salary increases are reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. The employment contract provides for an automatic extension for one additional year by the Board of Directors at the end of each year. The contract provides for termination upon the employee's death, for cause or upon certain events specified by OTS regulations. The employment contract is terminable by the employee upon 90 days' notice to the Bank. The employment contract provides for payment to the employee, in the event there is a change in control of the Company or the Bank, as defined in such agreement, where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the remaining salary payable under the contract, plus a termination payment equal to 299% of Mr.Rozier's "base compensation" as defined under Section 280G of the Internal Revenue Code of 1986, as amended
        (the "Code"), provided that total payments under the agreement may not exceed three times the employee's annual salary or an amount that would cause certain adverse tax consequences to the Bank and the employee under Section 280G of the Code. Assuming a change in control were to take place as of September 30, 1998, the aggregate amounts payable to Mr.Rozier pursuant to this change in control provision would be approximately
        $385,000.  The contract provides, among
        other things, for participation in an
        equitable manner in employee benefits
        applicable to executive personnel. This employment contract may be deemed to have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Bank.

   Certain Transactions

     The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences. All such loans to directors and executive officers are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility. Loans to employees (other than executive officers) are made at reduced interest rates which are one-half percent per annum off the stated rates for customers, with a waiver of any initial service charge. However, should the employee voluntarily leave the employment of the Bank, the interest rate would return to the regular rate at the time of departure. At September30, 1998, the Bank's loans to directors, executive officers, employees and members of their immediate families totaled $242,000 or 1.4% of the Company's stockholders' equity.

     All loans by the Bank to its executive officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Federal law prohibits a savings association from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public.

     At September30, 1998, the Bank had the following loans to its directors, executive officers and their affiliates whose aggregate indebtedness exceeded $60,000 at any time since September 30, 1997.

                                    Largest Amount     Balance at
                    Date of Type of Outstanding Since  September 30, Interest
Name and Position   Loan    Loan    September 30, 1997 1998          Rate

Thomas L. Hoeh
Director            3/09/98 Mortgage $173,000          $166,735      7.00%

Stephen C. Rozier(1)
Director,
Assistant Vice
President and
Assistant Secretary 3/15/96 Mortgage   82,500            75,563      7.15
                    9/25/96 Mortgage    9,000                --      8.00


 ____
    (1)   Stephen C. Rozier is the son of Leo Rozier.


     Section 16(a) of the Securities Exchange Act of
     1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September30, 1998, all Section
     16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


     II -- RATIFICATION OF THE APPOINTMENT OF AUDITORS


     The Board of Directors has renewed the Company's arrangement with Michael Trokey & Company, P.C.
     to be its auditors for the 1999 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Michael Trokey & Company, P.C. is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.


     THE BOARD OF DIRECTORS RECOMMENDS THAT
     STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE
     APPOINTMENT OF MICHAEL TROKEY & COMPANY, P.C. AS
     THE COMPANY'S AUDITORS FOR THE FISCAL YEAR
     ENDING SEPTEMBER 30, 1999.


                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next Annual
     Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 14
     North Jackson Street, Perryville, Missouri
     63775, no later than August 24, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
     Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's office, at 14 North Jackson Street,
     Perryville, Missouri 63775 on or before December
     20, 1999 (30 days prior to next years
     anticipated annual meeting date). In the event that the date of next year's annual meeting changes, a stockholder proposal must be received not less than 30 days nor more than 60 days prior to the new date of such annual meeting;
     provided, however, that in the event that less than 40 days notice or prior public disclosure of the new date of annual meeting is given or made to stockholders, notice of a proposal by a stockholder to be timely must be received not latter than the close of business on the tenth day following the day on which notice of the new date of the annual meeting was mailed or public announcement of the new date of such meeting was first made. All stockholder proposals must also comply with the Company's bylaws and Missouri law.


                    OTHER MATTERS


     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy
     Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


                              BY ORDER OF THE BOARD
                              OF DIRECTORS




                              Leo J. Rozier
                              President and Chief
                              Executive Officer

Perryville, Missouri
December 18, 1998